EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement of our report dated October 31, 2007, relating to the consolidated financial statements of Espre Solutions, Inc. and subsidiaries.
Sweeney, Gates & Co.
Fort Lauderdale, Florida
November 5, 2007